UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019

Cannabis Sativa, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53571 (Commission File Number)	20-1898270 (IRS Employer I.D. No.)

1646 W. Pioneer Blvd., Suite 120

Mesquite, Nevada 89027

Phone: (702) 346-3906

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

On December 26, 2019, the Board of Directors of Cannabis Sativa, Inc. (the “Company”) unanimously approved the dismissal of Hall & Company, as the Company’s independent registered public accounting firm.  The decision to change the Company’s independent registered public accounting firm was the result notification from Hall & Company of an increase in the expected cost of the audit for the year ended December 31, 2019.  As noted below, the Company is also replacing its Chief Financial Officer and the incoming Chief Financial Officer introduced the Company to an auditor that he has worked with in the past.  After discussions between the new auditor, the incoming Chief Financial Officer and the President of the Company, the Board of Directors elected to engage DeCoria Maichel &Teague (“DM-T”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and dismissed Hall & Co. from that role.

Hall & Co.’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018, and December 31, 2017, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company was not required to have, nor was Hall & Company engaged to audit its internal control over financial reporting. As part of their audit, Hall & Company was required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on such internal control, and no opinion was expressed by Hall & Co,mpany on the Company’s internal control over financial statements.

During the fiscal years ended December 31, 2018, and December 31, 2017, there were (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Hall & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hall & Co., would have caused Hall & Co. to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Hall & Co. with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Report”) prior to the time this Report was filed with the SEC. The Company requested that Hall & Co. furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of Hall & Co.’s letter, will be filed as an Exhibit to this Form 8-K when received.

During the fiscal years ended December 31, 2018, and December 31, 2017, neither the Company nor anyone acting on its behalf has consulted with DM-T with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that DM-T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning of Item 304(a)(1) of Regulation S-K.

ITEM 5.02  Departure of Chief Executive Officer.

Donald J. Lundblom resigned as Chief Financial Officer effective December 31, 2019 and will thereafter have no continuing role with the Company as Chief Financial Officer or employee of the Company.

The Company’s Board of Directors has appointed Brad E. Herr as Chief Financial Officer effective January 1, 2020. Mr. Herr (CPA, Inactive) has over 38 years of experience as a financial professional, including serving as chief financial officer for a number of public and private issuers. In addition to his experience as a financial professional, Mr. Herr practiced law for 18 years, working primarily with emerging growth companies in capital formation and business structure and development. Mr. Herr received his MBA from Gonzaga University in 2005.

Mr. Herr formed Nexit Opportunities LLC, a privately held firm offering financial and business exit consulting services in 2014, and has served as managing member since formation.  In addition, from March 2018 through April 2019, Mr. Herr served as CFO for SponsorsOne, Inc, a Canadian public company traded on the CSE under the symbol SPO. From March 2018 to present Mr. Herr also serves as CFO for MJ Harvest, Inc., a public company traded on the OTC Pink Market under the symbol MJHI.

Mr. Herr will receive compensation of $12,500 per month payable in the Company’s common stock. The term of the agreement commences on December 15, 2019 and ends on December 31, 2020. It is renewable thereafter for successive one-year terms upon agreement.

There are no family relationships between Mr. Herr and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions prior to the date of his appointment involving Mr. Herr that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.

Dated: December 27, 2019	By:	/s/ David Tobias
David Tobias
President